UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 7, 2013

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Ave., Suite 400

San Mateo, California 94402

(Address of Principal Executive Offices)

(650) 458-2670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement with Capricor, Inc.

On July 7, 2013, Nile Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Capricor, Inc. (“Capricor”), a privately held company incorporated in Delaware, and Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub, subject to certain conditions contained in the Merger Agreement, will merge with and into Capricor and Capricor will become a wholly-owned subsidiary of the Company (the “Merger”).  Upon completion of the Merger, each outstanding share of Capricor common stock, and each security convertible into Capricor common stock, will automatically convert into the right to receive a number of shares of the Company’s common stock, or, as applicable, securities convertible into the Company’s common stock, such that, after giving effect to the Merger, the holders of Capricor capital stock immediately prior to the Merger will hold, in the aggregate, 90% of the total number of shares of the Company’s common stock on a fully-diluted basis. Capricor is a biotechnology company focused on developing cardiac stem cell therapeutics to repair damaged heart muscle.

The Merger Agreement contains customary representations and warranties by the Company and Capricor with respect to their businesses and the transactions contemplated by the Merger Agreement.  Closing of the Merger is conditioned on, among other things, accuracy of such representations and warranties, approval of the Merger Agreement by the requisite number of Capricor’s stockholders, conversion of each share of Company preferred stock into Company common stock, and stockholder approval of an amendment to the Company’s Certificate of Incorporation authorizing a reverse split of the Company’s common stock at a ratio not to exceed 1-for-100.  In addition, the closing of the Merger is conditioned on the Company amending its technology license agreement with the Mayo Foundation and evidence of payment or other satisfaction in full (including releases) of accrued liabilities and obligations of the Company not to exceed $72,000 as of the effective time of the Merger. The Merger Agreement may be terminated for certain reasons, including by either party if the closing thereof does not occur prior to September 30, 2013.  The Merger Agreement also contains other customary terms and provisions as are common in similar agreements.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The description of the Merger Agreement herein is not complete and is qualified by the terms of the full text of such agreement attached hereto and the terms thereof are incorporated herein by reference thereto. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The representations made by the Company and Capricor in the Merger Agreement were made as of the date thereof in connection with negotiating the contract, are subject to qualifications and limitations agreed to by the parties, may have been used for purposes of allocating risk between the parties rather than for the purpose of establishing matters as facts, and should not be relied upon as though such representations were made to any security holders of the Company or Capricor.

None of the securities issued by the Company in the Merger will be or have been registered under the Securities Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

2.1	Agreement and Plan of Merger dated July 7, 2013, among Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc.*

99.1	Press Release dated July 8, 2013.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: July 9, 2013	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

EXHIBIT INDEX

Nile Therapeutics, Inc.

Form 8-K Current Report

Exhibit
Number	Description
2.1	Agreement and Plan of Merger dated July 7, 2013, among Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc.*

99.1	Press Release dated July 8, 2013.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.